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                                    EXHIBIT 5



                                                                  June 28, 2002


Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, MA 01801

      Re: Registration Statement on Form S-8 relating to your Non-Qualified Employee Stock Purchase Plan, your Amended and Restated Employee Stock Purchase Plan, your Alpha Industries, Inc. 1996 Long-Term Incentive Plan and your Alpha Industries, Inc. Directors' 2001 Stock Option Plan (collectively, the "Plans").

Dear Sir or Madam:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Skyworks Solutions, Inc. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 2,700,000 shares of Common Stock, par value $0.25 per share, of the Company issuable pursuant to the Plans (the "Shares").

     We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plans, the Company's Restated Certificate of Incorporation, as amended, the Company's Second Amended and Restated By-Laws, as amended, the minute books and stock records of the Company, and originals or certified copies of such other certificates, documents, records and materials as we have deemed necessary for the purpose of rendering this opinion.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                         Very truly yours,


                                         /s/ TESTA, HURWITZ & THIBEAULT, LLP